SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective May 27, 2009, Simmons Bedding Company (“Simmons Bedding”), a subsidiary of Simmons Company, entered into (i) the Second Amendment to Second Forbearance Agreement and Fifth Amendment to the Second Amended and Restated Credit and Guaranty Agreement (the “Amendment to the Second Forbearance Agreement”) with a majority of its senior lenders and (ii) Amendment No. 2 to the Forbearance Agreement to the Indenture (“Amendment to the Notes Forbearance Agreement”) with a majority of the holders of its 7.875% senior subordinated notes (“Notes”), pursuant to which the forbearance periods under both of the forbearance agreements are extended through June 30, 2009.  Both agreements include an option to further extend their respective forbearance periods through July 31, 2009 upon satisfaction of certain additional conditions.  Further, the Amendment to the Second Forbearance Agreement with Simmons Bedding’s senior lenders is subject to it meeting certain conditions by June 8, 2009, including continued progress in its restructuring efforts.

The press release announcing Simmons Bedding’s extensions of forbearance periods is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	May 28, 2009